UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 17, 2005

Sigma Designs, Inc.
(Exact name of registrant as specified in its charter)

California	000-15116	94-2848099
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1221 California Circle
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 262-9003
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On June 17, 2005, Deloitte & Touche LLP ("Deloitte & Touche") informed Sigma Designs, Inc. (the "Company") of their intent to resign as the Company's independent registered public accounting firm effective as of that date. The Company has accepted Deloitte & Touche's resignation.

(b) The reports of Deloitte & Touche on the financial statements of the Company for the fiscal years ended January 31, 2005 and 2004 and management's report on the effectiveness of internal control over financial reporting as of January 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except as set forth below.

(c) During the fiscal years ended January 31, 2005 and 2004 and through June 17, 2005, there were no disagreements with Deloitte & Touche of any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference thereto in their reports and there were no reportable events (as outlined in Regulation S-K Item 304(a)(1)(v)), except for the following:

In Item 9A of its Annual Report on Form 10-K for the year ended January 31, 2005, Management of the Company reported that it had assessed the effectiveness of the Company's internal control over financial reporting as of January 31, 2005, and had identified the following material weaknesses in the operating effectiveness of internal control: (1) inadequate controls to ensure that financial information is adequately analyzed to detect misstatements; (2) the lack of understanding of generally accepted accounting principles and SEC reporting; and (3) inadequate supervision and review controls over the recording of stock options; and that the above represent deficiencies or weaknesses in the effectiveness of the Company's internal controls that resulted in an adverse opinion from Deloitte & Touche on the effectiveness of the Company's internal controls.

Details of these weaknesses are provided in the following paragraphs:

  The Company's personnel who are responsible for performing and overseeing the period- end financial closing and reporting process lack the understanding of generally accepted accounting principles (GAAP) and SEC reporting matters for their assigned duties, and consequently the Company's process to determine and monitor compliance with GAAP and SEC reporting matters is not operating effectively. In addition, the Company has not designed and implemented appropriate controls to ensure that financial information (both routine and non-routine) is adequately analyzed and reviewed to detect misstatements. For example, the Company did not appropriately consider the recoverability of a material trade receivable from a related party, totaling approximately $2.5 million and certain impairment indicators which were present when assessing a material investment in this related party, totaling $2.0 million. In addition, numerous audit adjustments to the financial statements, including the reversal of a $1.1 million gain on sale of investment that had not been consummated as of January 31, 2005, and modifications to the financial statement footnote disclosures were necessary to present fairly, in all material respects, the annual financial statements for the year ended January 31, 2005 in accordance with generally accepted accounting principles.

  The Company failed to design and implement appropriate supervisory and review controls over the recording of stock options. The Company's Chief Financial Officer records all inputs and changes to the stock option file and there is no independent review of such inputs. An error in recording option grants or cancellations may potentially misstate stock compensation expense and/or pro-forma footnote disclosures under SFAS No. 123 by an amount considered to be material to the interim or annual financial statements.

(d) The Company has provided a copy of this disclosure to Deloitte & Touche and requested that Deloitte & Touche provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated June 23, 2005, is attached hereto as Exhibit 16.1 to this 8-K.

(e) The senior officers and Audit Committee of the Company will now formally commence a search to select a new independent registered public accounting firm. This search will be conducted in accordance with the terms of the Company's Audit Committee Charter. The Company will report the engagement of a successor independent registered public accounting firm in a subsequent Current Report on Form 8-K.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit No.	Description

16.1	Letter dated June 23, 2005 from Deloitte & Touche LLP to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 23, 2005

Sigma Designs, Inc.

By:	/s/ KIT TSUI

Kit Tsui
Chief Financial Officer

Exhibit Index
Exhibit No.	Description
16.1	Letter dated June 23, 2005 from Deloitte & Touche LLP to the Securities and Exchange Commission regarding statements included in this Form 8-K. PDF

PDF    Also provided in PDF format as a courtesy.